UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 2, 2006
Date of Report (Date of earliest event reported)
EMDEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1.01. Entry into a Material Definitive Agreement
          On November 2, 2006, WebMD Health Corp. (which we refer to as WHC), an 85.6% owned subsidiary of the Registrant, announced that it had agreed to acquire all of the outstanding limited liability company interests (“Units”) of Subimo, LLC, a provider of healthcare decision support applications to large employers, health plans and financial institutions.
          Pursuant to the Unit Purchase Agreement (the “Purchase Agreement”), dated as of November 2, 2006, by and among WHC, Subimo, Ann Mond Johnson, John R. Fiacco, Joseph R. Donlan, Tracy J. Heilman, Anthony Cagle, Dave Shevock, and Gail Matejcic (the “Principal Unitholders”) and the other sellers referred to in the Purchase Agreement (which, together with the Principal Unitholders, we refer to as the “Sellers”), WHC has agreed to pay a base purchase price of $60,000,000, in accordance with the terms and conditions of the Purchase Agreement and subject to adjustment, including adjustment based on amounts of net working capital of Subimo at closing, of indebtedness of Subimo at closing and of certain transaction expenses payable on behalf of the Sellers. The purchase price is payable as follows:
•	Closing Consideration. A portion of the purchase price equal to $34 million (the “Closing Consideration”) is payable to the Sellers in cash at the closing, on a pro rata basis in accordance with their holdings of Units. In addition, WHC is required, at the closing, to notify the Sellers whether it will pay the Subsequent Consideration (described below) in cash, shares of WHC Class A Common Stock (“WHC Shares”), or a combination of cash and WHC Shares. The amount of the Closing Consideration is subject to adjustment, based on pre-closing estimates of the purchase price adjustments contemplated by the Purchase Agreement, as described above.

•	Subsequent Consideration. WHC has agreed, subject to the terms and conditions in the Purchase Agreement and in accordance with its notification to the Sellers on the closing date described above, to pay the Sellers on a pro rata basis in accordance with their holdings of Units, an aggregate of $26 million in cash and/or WHC Shares (the “Subsequent Consideration”), such Subsequent Consideration to be payable, except as described below, on the second anniversary of the closing date. The number of WHC Shares, if any, to be included in the Subsequent Consideration shall be determined by dividing the amount of the Subsequent Consideration to be paid in WHC Shares by the five-day trailing average price of WHC Shares as of the closing date.
—	Timing of Payment. Except as described below with respect to certain of the Principal Unitholders, the Subsequent Consideration will be payable on the earlier to occur of (i) the second anniversary of the closing date or (ii) a change in control of WHC (we refer to such date as the "Triggering Date"). Each of the Principal Unitholders has entered into a long term employment agreement with Subimo, effective as of the closing. If any of the four Principal Unitholders who were founders of Subimo is terminated for cause under such person’s employment agreement or voluntarily terminates employment prior to the payment of the Subsequent Consideration, such person will not be entitled to receive their pro rata share of the Subsequent Consideration until the date that is the fourth anniversary of the closing date.
—	Right of Setoff. WHC shall have a direct right of setoff against its obligation to pay or issue the Subsequent Consideration in order to satisfy indemnification obligations and certain other obligations of the Sellers under the Purchase Agreement. To the extent that WHC elects to pay any portion of the Subsequent Consideration in cash, any such right of setoff shall be first applied against such cash portion of the Subsequent Consideration. To the extent that the cash portion of the Subsequent Consideration is insufficient to satisfy WHC’s direct right of setoff, WHC may setoff any remaining such amounts against WHC Shares that would otherwise be issued as Subsequent Consideration.

—	Value of Subsequent Consideration. If WHC elects to pay any portion of the Subsequent Consideration in the form of WHC Shares, such WHC Shares will be issued in a private placement, and WHC will have the option to file a registration statement covering the resale of such WHC Shares by the Sellers. In addition, if WHC elects to pay any portion of the Subsequent Consideration in WHC Shares and, on the later to occur of (i) the Triggering Date, or (ii) in the event WHC elects to file a registration statement covering the WHC Shares issued on the Triggering Date, the date such registration statement is declared effective by the SEC, the aggregate value of the Subsequent Consideration is less than $15.6 million (minus the amount for which a right of setoff, as described above, has been applied), then WHC shall be required to pay the amount by which the aggregate value of the Subsequent Consideration is less than $15.6 million (minus any portion for which a right of setoff has been applied). WHC will have the option of paying the amount described in the preceding sentence in the form of cash or additional WHC Shares.
          The Purchase Agreement contains representations and warranties, covenants and indemnification provisions that are customary for transactions of this type. The acquisition is expected to be completed before the end of December 2006, subject to satisfaction or waiver of customary closing conditions.
          The above summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement. A copy of the Purchase Agreement is incorporated by reference, as Exhibit 2.1 hereto, from Exhibit 2.1 to the Current Report on Form 8-K filed today by WHC and is incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
The following exhibit is filed herewith:
2.1*	Unit Purchase Agreement, dated as of November 2, 2006, by and among WebMD Health Corp., Subimo, LLC and the Sellers referred to therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by WebMD Health Corp. on November 8, 2006)

*	The exhibits and schedules to the Unit Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMDEON CORPORATION
Dated: November 8, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Unit Purchase Agreement, dated as of November 2, 2006, by and among WebMD Health Corp., Subimo, LLC and the Sellers referred to therein (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by WebMD Health Corp. on November 8, 2006)